Exhibit 10.3

FORM OF WARRANT

Exhibit B to
Securities Purchase Agreement

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

WARRANT

TO PURCHASE COMMON STOCK

OF

ENER1, INC.

Issue Date: November      , 2007 Warrant No.

THIS CERTIFIES that      or any subsequent holder hereof (the “Holder”), has the right to purchase from ENER1, INC., a Florida corporation (the “Company”), up to [     ] fully paid and nonassessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time and from time to time beginning on the date on which this Warrant was originally issued (the “Issue Date”) and ending at 5:00 p.m., eastern time, on the later to occur of (i) the one hundred and eightieth (180th) day following the Issue Date and (ii) the second (2nd) Business Day following the date on which the Company files with the Secretary of State of the State of Florida an amendment to its Articles of Incorporation increasing the number of authorized shares of Common Stock to 950,000,000 (the “Expiration Date”); provided, however, that if the Expiration Date occurs on a date that is not a Business Day, the Expiration Date shall be deemed to occur on the on the Business Day immediately following such date. This Warrant is part of a series of substantially identical warrants issued pursuant to the Securities Purchase Agreement, dated as of November 19, 2007 (the “Securities Purchase Agreement”) (together with this Warrant, the “Warrants”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

1. Exercise.

(a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”). The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to seventy five cents ($0.75), subject to adjustment for the events specified in Section 6 below.

(b) Exercise Notice. In order to exercise this Warrant, the Holder shall send to the Company by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), (i) a notice of exercise in substantially the form attached hereto as Exhibit A (the “Exercise Notice”), (ii) a copy of the original Warrant, and (iii) the Exercise Price by wire transfer of immediately available funds. The Exercise Notice shall state the name or names in which the shares of Common Stock that are issuable on such exercise shall be issued. In the case of a dispute between the Company and the Holder as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall issue to the Holder the number of Warrant Shares that are not disputed within the time periods specified in Section 2 below and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company’s regularly retained accountants) within two (2) Business Days following the date on which the Holder’s Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company prior to the Exercise Date.

(d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise in full and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

2. Delivery of Warrant Shares Upon Exercise. Upon receipt of a fax copy of an Exercise Notice pursuant to Section 1 above, the Company shall, (A) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date specified in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, and (B) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to Section 1(b) (each of the dates specified in (A) or (B) being referred to as a “Delivery Date”), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder, as long as the Company’s designated transfer agent (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”) and no restrictive legend is required pursuant to the terms of this Warrant or the Securities Purchase Agreement, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. Warrant Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement.

3. Failure to Deliver Warrant Shares.

(a) In the event that the Company fails for any reason to deliver to the Holder the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an “Exercise Default”), the Company shall pay to the Holder payments (“Exercise Default Payments”) in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default multiplied by (iii) the lower of fifteen percent (15%) per annum and the maximum rate permitted by applicable law (the “Default Interest Rate”), where “N” equals the number of days elapsed between the original Delivery Date of such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Cash amounts payable hereunder shall be paid on or before the fifth (5th) Business Day of each calendar month following the calendar month in which such amount has accrued.

(b) In the event of an Exercise Default, the Holder may, upon written notice to the Company (an “Exercise Default Notice”), regain on the date of such notice the rights of the Holder under the exercised portion of this Warrant that is the subject of such Exercise Default. In the event of such Exercise Default and delivery of an Exercise Default Notice, the Holder shall retain all of the Holder’s rights and remedies with respect to the Company’s failure to deliver such Warrant Shares (including without limitation the right to receive the cash payments specified in Section 3(a) above).

(c) The Holder’s rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to issue and deliver Warrant Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise).

4. Exercise Limitations. In no event shall a Holder be permitted to exercise this Warrant, or part hereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4), would exceed 9.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this Section 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4 applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4. This Section 4 may not be amended unless such amendment is approved by the holders of a majority of the Common Stock then outstanding; provided, however, that the limitations contained in this Section 4 shall cease to apply upon sixty (60) days’ prior written notice from the Holder to the Company.

5. [Intentionally Omitted]

6. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price required herein results in a fraction of a cent, the Exercise Price shall be rounded up or down to the nearest one hundredth of a cent.

(a) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then effective upon the close of business on the record date for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, effective upon the close of business on the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

(b) Distributions. If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, as a partial liquidating dividend or otherwise, including without limitation any dividend or distribution to the Company’s shareholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least thirty (30) days prior to the earlier to occur of (i) the record date for determining shareholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”) (the earlier of such dates being referred to as the “Determination Date”). In the Distribution Notice to a Holder, the Company shall indicate whether the Company has elected (A) to deliver to such Holder, upon any exercise of this Warrant after the Determination Date, the same amount and type of assets being distributed in such Distribution as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined at the Exercise Price then in effect and without giving effect to any limitations on such exercise) or (B) upon any exercise of this Warrant on or after the Determination Date, to reduce the Exercise Price applicable to such exercise by reducing the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the Company’s Board of Directors. If the Company does not notify the Holders of its election pursuant to the preceding sentence on or prior to the Determination Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

(c) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6. Any adjustment made herein that results in a decrease or an increase in the Exercise Price shall also effect a proportional increase or decrease, as the case may be, in the number of shares of Common Stock into which this Warrant is exercisable.

7. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

8. Transfer of this Warrant.

The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act. Upon such transfer or other disposition (other than a pledge), the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the “Transfer Notice”), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

9. Benefits of this Warrant.

This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

10. Loss, theft, destruction or mutilation of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

11. Notice or Demands.

Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

Ener1, Inc. c/o Ener1 Group, Inc. 5 Penn Plaza 23rd Floor New York, New York 10001 Attn:Chief Executive Officer Tel:(212) 920-3500 Fax: (212) 920-3510
with a copy (which shall not constitute notice) to:

Mazzeo Song LLP
708 Third Avenue
19th Floor
New York, New York 10017
Tel: Fax:	(212) 599-0700 (212) 599-8400

and if to a Holder, to such address for such party as shall appear on Exhibit A to the Securities Purchase Agreement. Any party hereto may change its address for notice by sending notice in accordance with this Section 11.

12. Applicable Law.

This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

13. Amendments.

No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Company and the Holder and (B) agreed to in writing by the holders of at least a majority of the number of shares into which the Warrants are exercisable (without regard to any limitation contained herein on such exercise), it being understood that upon the satisfaction of the conditions described in (A) and (B) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (B) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.

14. Entire Agreement.

This Warrant and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

15. Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

ENER1, INC.

By:	—
Name:
Title:

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase of the shares of Common Stock (“Warrant Shares”) of      evidenced by the attached Warrant (the “Warrant”). The Holder shall pay the sum of $     to the Company in accordance with the terms of the Warrant.

Date:

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B to WARRANT

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase shares of the Common Stock of      evidenced by the attached Warrant.

Date:

Name of Registered Holder

By:
Name:
Title:

Transferee Name and Address: